UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2009

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800
Seattle, WA 98101-1693
(Address of principal executive offices, including zip code)

(800) 340-2300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

   On January 30, 2009, the Federal Housing Finance Agency ("Finance Agency") published an interim final rule implementing the prompt corrective action ("PCA") provisions of the Housing and Economic Recovery Act of 2008. The interim rule, among other things, establishes four capital classifications for Federal Home Loan Banks ("FHLBanks"), requires the Director of the Finance Agency to determine an FHLBank's capital classification no less often than once per quarter, and implements provisions that apply to FHLBanks that are not deemed adequately capitalized.

On May 27, 2009, the Federal Home Loan Bank of Seattle (the "Seattle Bank") received preliminary notification that based on its reported risk-based capital deficiency as of March 31, 2009, the Seattle Bank is "undercapitalized." Under the interim final rule, the Seattle Bank has 30 calendar days ("response period") to submit information for consideration and will receive its final capital classification after the expiration of the response period or after review of any additional information submitted. The Seattle Bank plans to submit information to the Finance Agency for consideration during the response period. Restrictions applicable to FHLBanks whose final capital classification is "undercapitalized" include, among other things, submission to the Finance Agency of a capital restoration plan, as well as restrictions on dividends and redemptions and repurchases of capital stock. The Seattle Bank previously suspended dividend payments, stock redemptions, and stock repurchases.

The information contained herein contains forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties. Actual performance or events may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, the bank's ability to maintain adequate capital levels (including applicable risk-based capital requirements), regulatory actions or approvals (including determination of the Finance Agency and its Director), business and capital plan adjustments and amendments, changes in our membership profile or the withdrawal of one or more large members and changes in relationships with former members, demand for advances, changes in projected business volumes, general economic conditions (including effects on, among other things, mortgage-based securities), changes in the bank's management and Board of Directors, competitive pressure from other FHLBanks and alternative funding sources, accounting adjustments or requirements, interest-rate volatility, our ability to appropriately manage our cost of funds, the cost-effectiveness of our funding, hedging and asset-liability management activities, and shifts in demand for our products and consolidated obligations. Additional factors are discussed in the Seattle Bank's 2009 quarterly report on Form 10-Q and its 2008 annual report on Form 10-K as filed with the SEC, which are available on the Seattle Bank's Web site at www.fhlbsea.com. The Seattle Bank does not undertake to update any forward-looking statements made in this announcement.

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: June 3, 2009	By: /s/ Christina J. Gehrke
Christina J. Gehrke Senior Vice President and Chief Accounting and Administrative Officer